UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 16, 2014


                        INTEGRATED ELECTRIC SYSTEMS CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                       000-54667                 20-8624019
(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)         Identification Number)

      15991 Red Hill, Tustin, CA                                    92780
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code (818) 995-9107

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 8.01 OTHER EVENTS

On July 28, 2014, our company filed a Form 8-K announcing that we had entered into a letter of intent with Kollagenx Corporation. We are filing this Form 8-K/A to amend the description of the share exchange terms as set out below.

On July 16, 2014, our company signed a letter of intent with Kollagenx Corporation pursuant to which, if the intent of the letter of intent is carried out, our company will issue 10,000,000 shares of our common stock to Kollagenx Corporation in exchange for 100% of the outstanding stock of Kollagenx Corporation.

On July 17, 2014, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary KollagenX Corp., a Nevada corporation, to effect a name change from Integrated Electric Systems Corp. to KollagenX Corp. Our company will remain the surviving company. KollagenX Corp. was formed solely for the change of name.

Articles of Merger to effect the merger and change of name were filed with the Nevada Secretary of State on July 22, 2014, with an effective date of July 23, 2014.

The amendment is currently being reviewed by the Financial Industry Regulatory Authority ("FINRA"). We will announce the completion of the FINRA review and the effectiveness of the amendment on the market by filing a Current Report on Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRIC SYSTEMS CORP.


/s/ Richard G. Stifel
-------------------------------------

Richard G. Stifel
President and Director
Date: July 29, 2014

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